                                    FORM 8-A

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                       AND

                        LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.

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                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC
             (Exact name of registrant as specified in its charter)

                   TEXAS                                                 22-3865106
(State of incorporation or organization)                    (I.R.S. Employer Identification No.)

              1111 LOUISIANA
              HOUSTON, TEXAS                                                77002
 (Address of principal executive offices)                                (Zip Code)

              Securities to be registered pursuant to Section 12(b)
               of the Securities Exchange Act of 1934 (the "Act"):


                                                            Name of each exchange on which
Title of each class to be so registered                     each class is to be registered
---------------------------------------                     ------------------------------
6.95% General Mortgage Bonds, Series K2, due 2033              New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates (if applicable): 333-108766


       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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This form relates to the registration of a class of "debt securities," as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under
Section 12 or Section 15(d) of the Act.

The offer and sale of these securities will be registered with the Commission under the Securities Act of 1933.

All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer will receive opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture governing the Debt Securities under the Trust Indenture Act of 1939, if applicable; and, the effectiveness of the registration statement registering the offer and sale of the Debt Securities under the Securities Act of 1933, or, if not registered, the reasons why not.

Registrant:  CenterPoint Energy Houston Electric, LLC

Date:        October 22, 2003

By:                   /s/ Linda Geiger
             -----------------------------------
             Linda Geiger
             Assistant Treasurer


                             Listing Application to
                          New York Stock Exchange, Inc.
                                    (15189X)


The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of CenterPoint Energy Houston Electric, LLC and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:

By:
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     Janice O'Neill
     Vice President
     Corporate Compliance